Exhibit 99.1

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data for, and as of the end of, each of the years in the five-year period ended December 31, 2003 are derived from and should be read in conjunction with the Company’s consolidated financial statements and the notes thereto and the information contained in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The consolidated financial statements as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 and the report thereon of Deloitte & Touche LLP are included elsewhere in this document. The historical financial data of the Company has been restated to include the accounts and operations of Commercial Bancshares, Inc. for all periods prior to February 23, 2001. All per share data for 2002 and prior years has been restated to include the two-for-one stock split effective May 31, 2002.

	As of and for the Years Ended December 31,
	2003		2002	2001		2000	1999
	(Dollars in thousands, except per share data)
Income Statement Data:
Interest income	$90,845		$80,742	$76,520		$70,079	$56,458
Interest expense	26,346		28,101	37,410		36,751	26,336

Net interest income	64,499		52,641	39,110		33,328	30,122
Provision for credit losses	483		1,010	700		275	420

Net interest income after provision for credit losses	64,016		51,631	38,410		33,053	29,702
Noninterest income	16,966		11,594	8,635		7,796	6,156
Noninterest expense	42,021		32,349	28,715	(1)	25,616	21,680

Income before taxes	38,961		30,876	18,330	(1)	15,233	14,178
Provision for income taxes	12,413		9,555	5,372	(1)	4,532	4,747

Net income.	$26,548		$21,321	$12,958	(1)	$10,701	$9,431

Per Share Data(2):
Basic earnings per share	$1.38		$1.25	$0.80	(3)	$0.67	$0.59
Diluted earnings per share	1.36		1.22	0.79	(3)	0.65	0.58
Book value per share	10.49		8.19	5.47		4.98	4.32
Cash dividends declared	0.25		0.22	0.195		0.18	0.10
Dividend payout ratio	18.29%		18.13%	24.39%		25.75%	19.10%
Weighted average shares outstanding (basic) (in thousands)	20,046		17,122	16,172		16,064	15,972
Weighted average shares outstanding (diluted) (in thousands)	20,357		17,442	16,498		16,454	16,408
Shares outstanding at end of period (in thousands)	20,930		18,896	16,210		16,144	15,990

Balance Sheet Data (at period end):
Total assets	$2,400,487		$1,823,286	$1,263,169		$1,146,520	$1,028,011
Securities	1,376,880		950,317	752,322		586,952	514,983
Loans	770,053		679,559	424,400		411,203	366,803
Allowance for credit losses	10,345		9,580	5,985		5,523	5,031
Total deposits	2,083,748		1,586,611	1,123,397		1,033,546	878,589
Borrowings and notes payable	30,936		37,939	18,080		13,931	53,119
Total shareholders’ equity	219,588		154,739	88,725		80,333	69,025
Junior subordinated debentures	59,804	(4)	34,030	27,844		12,380	12,380

Average Balance Sheet Data:
Total assets	$2,006,869		$1,470,758	$1,191,783		$1,046,262	$875,829
Securities	1,108,153		818,362	666,241		550,431	465,788
Loans	697,235		524,885	419,553		383,054	319,178
Allowance for credit losses	9,525		7,350	5,586		5,245	4,272
Total deposits	1,749,045		1,300,884	1,061,195		920,526	767,879
Total shareholders’ equity	170,167		114,234	85,319		72,952	64,911
Junior subordinated debentures	39,400	(4)	29,648	19,468		12,380	1,548

(Table continued on next page)

	As of and for the Years Ended December 31,
	2003	2002	2001		2000	1999
	(Dollars in thousands, except per share data)
Performance Ratios:
Return on average assets	1.32%	1.45%	1.09	%(5)	1.02%	1.08%
Return on average equity	15.60	18.66	15.19	(5)	14.67	14.53
Net interest margin (tax-equivalent) (6)	3.64	4.00	3.71		3.56	3.74
Efficiency ratio (7)	51.58	50.36	60.14	(5)	62.29	59.29

Asset Quality Ratios (8):
Nonperforming assets to total loans and other real estate	0.13%	0.38%	0.00%		0.32%	0.34%
Net loan charge-offs (recoveries) to average loans	0.23	0.08	0.06		(0.04)	(0.11)
Allowance for credit losses to total loans	1.34	1.41	1.41		1.34	1.37
Allowance for credit losses to nonperforming loans (9)	1,115.97	408.53	n/m	(10)	700.89	657.65
Capital Ratios(8):
Leverage ratio	7.10%	6.56%	7.57%		6.17%	6.17%
Average shareholders’ equity to average total assets	8.52	8.52	7.16		6.98	7.41
Tier 1 risk-based capital ratio	15.82	14.10	18.34		13.80	13.89
Total risk-based capital ratio	16.90	15.30	19.52		14.93	15.74

(1)	Certain income statement data for the year ended December 31, 2001 includes the merger-related expenses of $2.4 million, net of tax.
(2)	Adjusted for a two-for one stock split effective May 31, 2002.
(3)	Earnings per share amounts for the year ended December 31, 2001 include the merger-related expenses of $2.4 million.
(4)	Consists of $12.4 million of junior subordinated debentures issued to Prosperity Capital Trust I due November 12, 2029, $15.5 million of junior subordinated debentures issued to Prosperity Statutory Trust II due July 31, 2031, $6.2 million of junior subordinated debentures issued to Paradigm Capital Trust II due February 20, 2031, $12.9 million of junior subordinated debentures issued to Prosperity Statutory Trust III due September 17, 2033 and $12.9 million of junior subordinated debentures issued to Prosperity Statutory Trust IV due December 30, 2033.
(5)	Selected performance ratios for the year ended December 31, 2001 include the merger-related expenses of $2.4 million.
(6)	Calculated on a tax-equivalent basis using a 35% federal income tax rate for the years ended December 31, 2003, 2002 and 2001 and a 34% federal income tax rate for the years ended December 31, 1999 and 2000.
(7)	Calculated by dividing total noninterest expense, excluding securities losses and credit loss provisions, by net interest income plus noninterest income. Additionally, taxes are not part of this calculation.
(8)	At period end, except for net loan charge-offs to average loans and average shareholders’ equity to average total assets, which is for periods ended at such dates.
(9)	Nonperforming loans consist of nonaccrual loans, loans contractually past due 90 days or more, restructured loans and any other loan management deems to be nonperforming.
(10)	Amount not meaningful. Nonperforming assets totaled $1,000 at December 31, 2001.